UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2024

NexPoint Diversified Real Estate Trust
(Exact name of registrant as specified in its charter)

Delaware	001-32921	80-0139099
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

300 Crescent Court, Suite 700
Dallas, Texas 75201
(Address of principal executive offices, including zip code)

214-276-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.001 par value	NXDT	New York Stock Exchange

5.50% Series A Cumulative Preferred Shares, par value $0.001 per share ($25.00 liquidation preference per share)	NXDT-PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Promissory Note

On April 19, 2024, NexPoint Diversified Real Estate Trust Operating Partnership, L.P. (“NXDT OP”), the operating partnership of NexPoint Diversified Real Estate Trust (“NXDT”), loaned $6.5 million to NREF OP IV, L.P. (“NREF OP IV”), a subsidiary of NexPoint Real Estate Finance, Inc. (“NREF”), an entity that is managed by an affiliate of the adviser of NXDT. In connection with the loan, NREF OP IV issued a promissory note in the principal amount of $6.5 million to NXDT OP (the “NREF Note”). The NREF Note bears interest at 7.535%, which is payable in kind, is interest only during the term of the NREF Note and matures on April 19, 2029.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NexPoint Diversified Real Estate Trust
By:	/s/ Brian Mitts
Name:	Brian Mitts
Title:	Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary

Date:  April 23, 2024